UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2013

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2013, Health Care REIT, Inc. (the “Company”) entered into an amended and restated Employment Agreement (the “Amended Agreement”) with George L. Chapman, Chairman, Chief Executive Officer and President of the Company.

The Amended Agreement amends and restates Mr. Chapman’s previous employment agreement with the Company as filed with the Securities and Exchange Commission on December 8, 2010 (the “Agreement”), which was scheduled to expire on January 31, 2014. The significant differences between the Amended Agreement and the Agreement are as follows:

•

The Amended Agreement provides for a term of up to three years. The initial term expires on January 31, 2015, and the Amended Agreement provides for two automatic renewals of one year each unless either the Company or Mr. Chapman elects not to renew.

•	Mr. Chapman is no longer entitled to grants of special performance shares.

•

Mr. Chapman is entitled to certain payments and benefits, including a lump sum severance payment, if he is terminated by the Company without cause or resigns for good reason during the 12 months following a change in corporate control (rather than during the 24 months following a change in corporate control).

•

Any monthly severance payments to be made to Mr. Chapman in the event of a termination by the Company without cause or a termination by Mr. Chapman for good reason would be calculated using the average of the annual bonuses paid to Mr. Chapman for the three fiscal years immediately preceding the termination (rather than the greater of the highest of his annual bonuses paid to him for the three fiscal years immediately preceding the termination or a minimum bonus equal to 100% of his annual base salary).

•

Upon Mr. Chapman’s termination of employment for any reason other than termination upon the expiration of the term of the Amended Agreement, Mr. Chapman would be subject to a one-year non-competition agreement.

•

The definition of “good reason” was modified to include a material diminution in Mr. Chapman’s total compensation opportunity and to exclude the loss of the title “President” or any transfer of responsibilities in connection with succession planning and leadership transition.

The foregoing description of certain terms of the Amended Agreement between the Company and Mr. Chapman does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Sixth Amended and Restated Employment Agreement, dated July 16, 2013, by and between the Company and George L. Chapman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.

By:	/s/ GEORGE L. CHAPMAN
Name:	George L. Chapman
Title:	Chairman, Chief Executive Officer and President

Dated: July 17, 2013